Participating Funds
  U.S. Registered Funds (Name of Fund, Aladdin Ticker):
iShares iBoxx $ Investment Grade Corporate Bond ETF (ISHINTOP)
AZL Enhanced Bond Index Fund (AZ-CORE)
BlackRock Investment Grade Bond Portfolio (BR-IG)
BlackRock Multi-Asset Income - Global IG Corporates (BR-INC-IGD)
Strategic Income Opportunities Fund (BR-SIP)
BlackRock World Income Fund, Inc. (BR-WI)
Master Total Return Portfolio of Master Bond LLC (MF-BOND)

The Offering
Key Characteristics (Complete ALL Fields)
Date of Offering
Commencement:
05-19-2015
Security Type:
BND/CORP

Issuer
The Goldman Sachs Group, Inc. (2045)
Selling Underwriter
Loop Capital Markets, LLC, Goldman, Sachs & Co.
Affiliated Underwriter(s)
[X] PNC Capital Markets LLC
[ ] Other:

List of Underwriter(s)
Goldman, Sachs & Co., ABN AMRO Securities (USA)
LLC, Banca IMI S.p.A., BB&T Capital Markets, a division of BB&T Securities, LLC, BBVA Securities
Inc., BNY Mellon Capital Markets, LLC, Capital One
Securities, Inc., Fifth Third Securities, Inc.,
ING Financial Markets LLC, KeyBanc Capital Markets
Inc., Lloyds Securities Inc., Mizuho Securities
USA Inc., Natixis Securities Americas LLC, PNC
Capital Markets LLC, RBC Capital Markets, LLC,
Santander Investment Securities Inc., Scotia
Capital (USA) Inc., SMBC Nikko Securities America,
Inc., SunTrust Robinson Humphrey, Inc., TD
Securities (USA) LLC, UniCredit Capital Markets
LLC, U.S. Bancorp Investments, Inc., Drexel
Hamilton, LLC, Loop Capital Markets, LLC, Mischler
Financial Group, Inc., The Williams Capital Group,
L.P.
Transaction Details
Date of Purchase
05-19-2015

Purchase Price/Share(per share / % of par)
$99.35
Total Commission, Spread or Profit
0.875%

1.  Aggregate Principal Amount Purchased (a+b)
$85,000,000
a.  US Registered Funds (Appendix attached
with individual Fund/Client purchase)
$11,984,000
b.  Other BlackRock Clients
$73,016,000
2.  Aggregate Principal Amount of Offering
$2,000,000,000
Fund Ratio [Divide Sum of #1 by #2]Must be less than 0.25
0.0425

Legal Requirements
Offering Type (check ONE)
The securities fall into one of the following transaction types (see
Definitions):
[X]U.S. Registered Public Offering [Issuer must have 3 years of continuous operations]
[ ]Eligible Rule 144A Offering [Issuer must have 3 years of continuous operations]
[ ]Eligible Municipal Securities
[ ]Eligible Foreign Offering [Issuer must have 3 years of continuous operations]
[ ]Government Securities Offering [Issuer must have 3 years of continuous operations]

Timing and Price (check ONE or BOTH)
[X] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and
[ ] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

Firm Commitment Offering (check ONE)
[X]
YES
[ ]
NO
The securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

No Benefit to Affiliated Underwriter (check ONE)
[X]
YES
[ ]
NO
No affiliated underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the transaction.

Completed by:
Dillip Behera
Date
05-21-2015

Global Syndicate Team Member

Approved by:
Steven DeLaura
Date
05-21-2015

Global Syndicate Team Member